UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2025

Stonepeak-Plus Infrastructure Fund LP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56711	33-1582934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards 550 W 34th Street, 48th Floor New York, NY (Address of Principal Executive Offices)	10001 (Zip Code)

(212) 907-5100
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2025, Stonepeak-Plus Infrastructure Fund Associates LP, the General Partner of Stonepeak-Plus Infrastructure Fund LP (the “Fund”), appointed Zachary Feingold as Chief Operating Officer of the Fund, effective immediately, to succeed Peter Bruce who has ceased to serve as Chief Operating Officer of the Fund, effective as of April 16, 2025.

Mr. Feingold, 49, is a Senior Managing Director and Chief of Staff of Stonepeak Partners LP (together with subsidiaries and affiliated entities, “Stonepeak”). Prior to joining Stonepeak in early 2025, Mr. Feingold spent ten years at Coatue Management, where he was the Chief Legal Officer and involved as a senior member of management across strategic and operational functions. Before Coatue, Mr. Feingold served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York, an associate at Simpson Thacher & Bartlett LLP and a law clerk to the Honorable K. Michael Moore of the U.S. District Court, Southern District of Florida. Mr. Feingold received a Bachelor of Arts in Law & Society from American University and a Juris Doctor from Fordham University School of Law.

Mr. Feingold has no family relationships with any director or executive officer of the Fund, and except in respect of arrangements with Stonepeak, as applicable, consistent with the Fund’s other executive officers, as previously disclosed, Mr. Feingold was not appointed pursuant to any arrangement or understanding with any other person and there are no transactions involving Mr. Feingold required to be disclosed under Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEPEAK-PLUS INFRASTRUCTURE FUND LP

	By:	/s/ Cyrus Gentry
		Name:	Cyrus Gentry
		Title:	Chief Executive Officer

Date: April 22, 2025